UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2007, Take-Two Interactive Software, Inc. (the “Company”) granted equity awards in the form of restricted stock of the Company (the “Restricted Stock”) to certain named executive officers, as set forth in greater detail in the chart below. All grants of Restricted Stock were made under the Company’s Incentive Stock Plan and were approved by the Compensation Committee of the Company’s Board of Directors. The Restricted Stock vests in one-third increments on each of the first, second and third anniversaries of the date of grant, provided, however, that the vesting of fifty percent (50%) of each such installment is also subject to the satisfaction of certain performance criteria.

Named Executive Officer	Title	Shares of Restricted Stock
Lainie Goldstein	Chief Financial Officer	17,593
Seth D. Krauss	Executive Vice President and General Counsel	18,946

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

	By:	/s/Daniel Emerson
Daniel P. Emerson
Vice President and Associate General Counsel

Date: January 4, 2008